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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Date of Report (Date of earliest event reported): March 14, 2005

                              LANNETT COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                        0-9036                23-0787-699
--------------------------------         -----------          ------------------
State or other Jurisdiction              Commission            I.R.S. Employer
of Incorporation or Organization         File Number          Identification No.

                     9000 State Road, Philadelphia, PA 19136
               ---------------------------------------------------
               Address of Principal Executive Offices and Zip Code

       Registrant's telephone number, including area code: (215) 333-9000

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company and Brian J. Kearns have entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Kearns has been appointed as Vice President of Finance, Treasurer and Chief Financial Officer of the Company. The Employment Agreement provides, among other things, for a three year term, an annual base salary of $175,000, and a grant of an option to acquire 100,000 shares of Common Stock of the Company at an exercise price of $6.75 per share. The Employment Agreement also provides for a severance payment of eighteen months of base salary plus a pro rated annual cash bonus for the current fiscal year if the Company terminates Mr. Kearns' employment without Cause (as defined in the Employment Agreement), or if Mr. Kearns terminates his employment for Good Reason (as defined in the Employment Agreement). The Employment Agreement further contains an eighteen month non-solicitation and non-compete covenant.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Chief Financial Officer

Effective March 14, 2005, Lannett Company, Inc. (the "Company"), appointed Brian
J. Kearns as Vice President of Finance, Treasurer and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Kearns, 38, served as the Executive Vice President, Treasurer and Chief Financial Officer of MedQuist Inc. from 2000 through 2004. Prior to joining MedQuist, Mr. Kearns was Vice President and Senior Health Care IT analyst at Banc of America Securities from 1999 trough 2000. Mr. Kearns also held various positions with Salomon Smith Barney from 1994 through 1998, including Senior Analyst of Business Services Equity Research.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

10.1 Employment Agreement dated as of March 14, 2005 between Lannett Company, Inc. and Brian J. Kearns

99.1  March 18, 2005 Press Release


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              LANNETT COMPANY, INC

                            By: /s/ Arthur Bedrosian
                              --------------------
                                   President

Date: March 18, 2005

                                  EXHIBIT INDEX

Exhibit:    Description:

10.1 Employment Agreement dated as of March 14, 2005 between Lannett Company, Inc. and Brian J. Kearns

99.1        March 18, 2005 Press Release

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